UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 21, 2007

WORLD HEART CORPORATION
(Exact name of registrant as specified in charter)

Canada	000-28882	52-2247240
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

7799 Pardee Lane, Oakland CA	94621
(Address of principal executive offices)	(Zip Code)

(510) 563-5000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 8.01  Other Events

On May 25, 2007, World Heart Corporation (the “Company”) announced that, on May 21, 2007,  C. Ian Ross informed the Company that he intends to retire from the Board of Directors and, therefore, will not stand for re-election at the Company’s next annual meeting of shareholders.  The Company also announced that Gary Goertz has been nominated for election to the Board of Directors at the upcoming annual meeting scheduled for June 28, 2007 to replace Mr. Ross after his term expires.  It is expected that, if elected, Mr. Goertz will be appointed to be a member and Chair of the Audit Committee of the Board of Directors.

In addition, the Company announced that Dr. Estes, who joined the Board of Directors in April 2007, is expected to become the Chairman of Board after Mr. Ross’ term expires and is also expected to replace Mr. Ross on the Compensation Committee and the Corporate Governance and Nominating Committee. Generally, all members of the Board also serve on the Strategic Planning Committee.

Mr. Goertz has been a professional director since early 2003 after serving as Executive Vice President, Finance and Chief Financial Officer of MDS Inc., a global public health and life sciences company, from 1999 until February 2003.  Prior to MDS, Mr. Goertz was Chief Financial Officer at TELUS Communications Inc.  Mr. Goertz is a Chartered Accountant and is currently on the Board of Directors of Pet Valu Canada Inc. and is a trustee of Associated Brands Income Fund.

Upon his election to the Board, Mr. Goertz will be eligible to receive options to purchase common shares of the Company under the Company’s 2006 Equity Incentive Plan and to receive compensation comparable to the compensation of other non-management members of the Board of Directors.   There are no other transactions to which the Company is or is proposed to be a party and in which Mr. Goertz has a material interest.

The Company intends to mail to all shareholders a proxy statement that will contain important information regarding the election of the directors as well as other matters. The shareholders are advised to review the proxy statement for further information regarding the participants of the solicitation (including their direct or indirect interests, if any). When available, copies of the proxy statement, and other relevant documents, will be available for free at the Securities and Exchange Commission’s web site and the Company’s web site at worldheart.com

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 25, 2007

WORLD HEART CORPORATION

	By:	/s/ A. Richard Juelis
	Name:	A. Richard Juelis
	Title:	Chief Financial Officer

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